SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 19, 2002
(Date of earliest event reported)

SONICBLUE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21126 (Commission File Number)	77-0204341 (IRS Employer Identification No.)

2841 Mission College Boulevard, Santa Clara, California 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 588-8000

Item 5. Other Events.

     On August 19, 2002, SONICblue Incorporated (the “Company”) received notification from Nasdaq that for 30 consecutive trading days, the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing on the Nasdaq National Market. To return to compliance, the bid price of the Company’s common stock must close at or above $1.00 per share for at least 10 consecutive trading days by November 18, 2002. Failure to achieve compliance may result in the Company’s common stock ceasing to be listed on the Nasdaq National Market. A copy of the press release issued on August 27, 2002 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated August 27, 2002.

2

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: August 27, 2002.

SONICBLUE INCORPORATED
By	/s/ Marcus Smith

Marcus Smith Vice President and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated August 27, 2002.